EXHIBIT 99.1

[Seacor logo]                                       [Seabulk International logo]



                                                                    News Release

Contact: Jack O'Connell (Seabulk International, Inc.), 954.627.6386 Randall Blank (SEACOR Holdings Inc.), 212.307.6633


               SEABULK INTERNATIONAL AND SEACOR HOLDINGS ANNOUNCE
                         STOCKHOLDER APPROVAL OF MERGER

New York, NY, June 27, 2005 -Seabulk International, Inc. (Nasdaq: SBLK) and SEACOR Holdings Inc. (NYSE: CKH) today announced that the stockholders of Seabulk approved the previously announced merger of Seabulk with a subsidiary of SEACOR and the stockholders of SEACOR approved the issuance of SEACOR common stock in connection with the merger. The approvals came at separate meetings held today in New York.

           Under the terms of the merger agreement, Seabulk's stockholders will receive 0.2694 of a share of SEACOR common stock plus cash of $4.00 for each issued and outstanding share of Seabulk common stock, subject to adjustment under certain conditions. Closing of the transaction is expected on July 1, 2005. The last day of trading in Seabulk stock will be June 30, 2005.

           In other business conducted at the SEACOR annual meeting, stockholders elected 10 directors, ratified the appointment of Ernst & Young LLP as independent auditor, and approved an increase in the number of authorized shares of common stock.

About SEACOR
------------

           SEACOR and its subsidiaries are engaged in the operation of a diversified fleet of offshore support vessels that service oil and gas exploration and development activities in the U.S. Gulf of Mexico, the North Sea, West Africa, Asia, Latin America and other international regions. Other business activities primarily include Environmental Services, Inland River Services, and Aviation Services. Visit SEACOR on the Web at www.seacorholdings.com.

About Seabulk
-------------

           With a fleet of 144 vessels, Seabulk International is a leading provider of marine support and transportation services, primarily to the energy and chemical industries. Seabulk provides benchmark quality service to its customers based on innovative technology, the highest safety standards, modern efficient equipment and dedicated, professional employees. Visit Seabulk on the Web at www.seabulkinternational.com.

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Forward-Looking Information
---------------------------

           This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of SEACOR's and Seabulk's respective managements and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the relevant forward-looking statements. Additional factors that could cause SEACOR's results to differ materially from those described in the forward-looking statements can be found in SEACOR's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004. Additional factors that could cause Seabulk's results to differ materially from those described in the forward-looking statements can be found in Seabulk's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004. The companies disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect any change in the companies' expectations or any change in events, conditions or circumstances on which any such statements are based.

Additional Information About the Seabulk Transaction
----------------------------------------------------

           In connection with the proposed merger, SEACOR has filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of SEACOR and Seabulk that also constitutes a prospectus of SEACOR. SEACOR and Seabulk have mailed the joint proxy statement/prospectus to their stockholders. Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed merger because it contains important information. You may obtain a free copy of the joint proxy statement/prospectus and other related documents filed by SEACOR and Seabulk with the SEC at the SEC's website at www.sec.gov. The joint proxy statement/prospectus and the other documents may also be obtained for free by accessing SEACOR's website at www.seacorholdings.com or by accessing Seabulk's website at www.seabulkinternational.com.

           This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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